                                                    ----------------------------
                                                            OMB APPROVAL
                                                    ----------------------------
                                                    OMB Number: 3235-0060
                                                    Expires: March 31, 2006
                                                    Estimated average burden
                                                    Hours per response......2.64
                                                    ----------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                   ----------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 5, 2005

                        ARPEGGIO ACQUISITION CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          Delaware                       000-50781               20-0953973
(State or Other Jurisdiction            (Commission             (IRS Employer
      of Incorporation)                File Number)          Identification No.)

10 East 53rd Street, 35th Floor, New York, New York                      10022
      (Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code: (212) 319-7676

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, ARPEGGIO
ACQUISITION CORPORATION ("ARPEGGIO") INTENDS TO HOLD PRESENTATIONS FOR CERTAIN
OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN
PURCHASING ARPEGGIO SECURITIES, REGARDING ITS MERGER WITH HILL INTERNATIONAL,
INC., AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K, INCLUDING
SOME OR ALL OF THE EXHIBITS HERETO, WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH
PRESENTATIONS.

EARLYBIRDCAPITAL, INC. ("EBC"), THE MANAGING UNDERWRITER OF ARPEGGIO'S INITIAL
PUBLIC OFFERING ("IPO") CONSUMMATED IN JUNE 2004, IS ASSISTING ARPEGGIO IN THESE
EFFORTS WITHOUT CHARGE, OTHER THAN THE REIMBURSEMENT OF ITS OUT-OF-POCKET
EXPENSES. ARPEGGIO AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND EBC MAY BE
DEEMED TO BE PARTICIPANTS IN THE SOLICIATION OF PROXIES FOR THE SPECAL MEETING
OF ARPEGGIO STOCKHOLDERS TO BE HELD TO APPROVE THE MERGER.

STOCKHOLDERS OF ARPEGGIO AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN
AVAILABLE, ARPEGGIO'S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT
IN CONNECTION WITH ARPEGGIO'S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING
BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS
CAN ALSO READ ARPEGGIO'S FINAL PROSPECTUS, DATED JUNE 24, 2004, FOR A
DESCRIPTION OF THE SECURITY HOLDINGS OF THE ARPEGGIO OFFICERS AND DIRECTORS AND
OF EBC AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS
BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO
STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE MERGER.
STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY
STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: ARPEGGIO ACQUISITION
CORPORATION, 10 EAST 53RD STREET, 35TH FLOOR, NEW YORK, NEW YORK 10022. THE
PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND
THE FINAL PROSPECTUS CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND
EXCHANGE COMMISSION'S INTERNET SITE (http://www.sec.gov).

                                        2

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

GENERAL; STRUCTURE OF MERGER

     On December 5, 2005, Arpeggio Acquisition Corporation ("Arpeggio") entered into an Agreement and Plan of Merger ("Merger Agreement") with Hill
International, Inc. and all of its current stockholders ("Stockholders")
providing for the merger of Hill International, Inc. with and into Arpeggio.
Arpeggio will be the surviving corporation in the merger and will change its name to "Hill International, Inc." As used in this Report, "Hill" includes Hill
International, Inc. and all of its subsidiaries.

     Hill is a privately-owned, independent, project management and construction claims consulting firm headquartered in Marlton, NJ. Founded in 1976, Hill has grown into one of the world's leading construction management firms, providing both fee-based project management and construction claims consulting services to clients worldwide. An industry publication, Engineering News-Record, recently ranked Hill as the 18th largest construction management-for-fee firm in the
United States, and the largest that is independently owned.

     The current executive officers of Hill, including Irvin E. Richter, its
Chairman of the Board and Chief Executive Officer, and David L. Richter, its
President and Chief Operating Officer, will continue with Arpeggio after the merger in the positions they now hold with Hill.

     Upon consummation of the merger, the board of directors of Arpeggio will be increased to nine members and will be comprised of six persons designated by the
Stockholders (including Messrs. Irvin and David Richter), and three persons designated by certain stockholders of Arpeggio. The Stockholders, on the one hand, and such stockholders of Arpeggio, on the other hand, will enter into a
Voting Agreement pursuant to which they will agree to vote for the other's designees to the board of directors of Arpeggio through the annual meeting of the stockholders of Arpeggio to be held in 2007.

     The Stockholders hold all of the outstanding voting stock of Hill and have approved and adopted the Merger Agreement in accordance with the Delaware
General Corporation Law ("DGCL").

     The merger is expected to be consummated in the first half of 2006, after the required approval by the stockholders of Arpeggio and the fulfillment of certain other conditions, as discussed herein.

MERGER CONSIDERATION

     Pursuant to the Merger Agreement, the Stockholders and other persons who exercise options to purchase common stock of Hill prior to the closing of the merger, in exchange for all of the securities of Hill outstanding immediately prior to the merger, will receive from Arpeggio 14,500,000 shares of Arpeggio common stock. Immediately following the merger, the stockholders of Hill will own approximately 63.6% of the total issued and outstanding Arpeggio common stock. Twelve percent (12%) of the shares of Arpeggio common stock being issued at the time of the merger will be placed into escrow to secure the indemnity rights of Arpeggio under the Merger Agreement and will be governed by the terms of an Escrow Agreement.

                                        3

     The Merger Agreement also provides for Hill's stockholders to receive up to an additional 6,600,000 shares of Arpeggio common stock, contingent upon the combined companies attaining the following EBIT (Earnings Before Interest and
Taxes) targets:

                             Earnings Before
Fiscal Year Ending 12/31   Interest and Taxes   Contingent Shares
------------------------   ------------------   -----------------
          2006                $ 9.9 million        2.3 million
          2007                $13.5 million        2.3 million
          2008                $18.4 million        1.0 million
          2009                $24.9 million        1.0 million

     The Stockholders have agreed not to sell any of the Arpeggio common stock they receive in the merger any time prior to December 31, 2007, subject to certain exceptions, including the right to use their shares to secure margin loans not to exceed 20% of the value of the shares at the time the loans are made.

     Arpeggio has received an opinion from Capitalink, LC, dated as of December
4, 2005, that the consideration being paid by Arpeggio in the merger is fair, from a financial point of view, to Arpeggio's stockholders and that the fair market value of Hill is at least equal to 80% of Arpeggio's net assets.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains representations and warranties of each of
Hill and Arpeggio relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capital structure of each constituent company, (c) the authorization, performance and enforceability of the Merger Agreement, (d) licenses and permits, (e) taxes, (f) financial information and absence of undisclosed liabilities, (g) holding of leases and ownership of other properties, including intellectual property, (h) accounts receivable, (i) contracts, (j) title to properties, and environmental condition thereof, (k) title and condition of assets, (l) absence of certain changes, (m)
employee matters, (n) compliance with laws, (o) litigation and (p) compliance with applicable provisions of securities laws. The Stockholders have represented and warranted, among other things, as to their accredited investor status.

COVENANTS

     Arpeggio and Hill have each agreed to take such actions as are necessary, proper or advisable to consummate the merger. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other party.

     The Merger Agreement also contains additional covenants of the parties, including covenants providing for:

     (i) The parties to use commercially reasonable efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Merger Agreement;

                                        4

     (ii) The protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

     (iii) Arpeggio to prepare and file a proxy statement to solicit proxies from the Arpeggio stockholders to vote in favor of proposals regarding the adoption of the Merger Agreement and the approval of the merger, the change of
Arpeggio's name to "Hill International, Inc.," the increase, following the merger, of the number of authorized shares of Arpeggio common stock from
30,000,000 to 75,000,000, an amendment to Arpeggio's certificate of incorporation deleting certain portions of Article Sixth thereof (relating to certain matters that will no longer be applicable after the merger) and the adoption of a long-term incentive plan providing for the granting of options and other stock-based awards for not less than an aggregate of 1,140,000 shares of
Arpeggio common stock;

     (iv) Arpeggio and Hill to use their reasonable best efforts to obtain the listing for trading on Nasdaq of Arpeggio's common stock, warrants and units;

     (vi) Hill and the Stockholders to waive their rights to make claims against
Arpeggio to collect from a trust fund established for the benefit of the
Arpeggio stockholders who purchased their securities in Arpeggio's IPO for any moneys that may be owed to them by Arpeggio for any reason whatsoever, including breach by Arpeggio of the Merger Agreement or its representations and warranties therein; and

     (v) Each Stockholder, at or prior to closing of the merger, to (i) repay to
Hill any loan by Hill to such Stockholder and any other amount owed by the
Stockholder to Hill; (ii) cause any guaranty or similar arrangement pursuant to which Hill has guaranteed the payment or performance of any obligations of such
Stockholder to a third party to be terminated; and (iii) cease to own any direct equity interests in any subsidiary of Hill or in any other person that utilizes the name "Hill International."

CONDITIONS TO CLOSING

     GENERAL CONDITIONS

     Consummation of the transactions is conditioned on the Arpeggio stockholders, at a meeting called for these purposes, (i) adopting the Merger
Agreement and approving the merger, (ii) approving the change of Arpeggio's name, and (iii) approving the increase of the authorized shares of Arpeggio's common stock from 30,000,000 to 75,000,000.

     The adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding Arpeggio common stock. The holders of the Arpeggio common stock issued prior to its IPO, including the current officers and directors of Arpeggio, have agreed to vote their shares in the matter of the approval of the Merger Agreement to the same effect as the majority of the shares sold in the IPO ("Public Shares") are voted.
Additionally, if holders owning 20% or more of the Public Shares vote against the transaction and exercise their right to convert their Public Shares into a pro-rata portion of the funds held in trust by Arpeggio for the benefit of the holders of the Public Shares, then the transactions contemplated by the Merger
Agreement cannot be consummated.

                                        5

     The approval of the Arpeggio name change and the increase in the number of authorized shares of Arpeggio common stock will require the affirmative vote of the holders of a majority of the outstanding common stock of Arpeggio and such approvals are conditions to the consummation of the merger. The approval of the long-term incentive plan will require the affirmative vote of a majority of the outstanding Arpeggio common stock present in person or by proxy at the stockholder meeting and the amendment of Article VI of Arpeggio's certificate of incorporation will require the affirmative vote by the holders of a majority of the outstanding common stock of Arpeggio, but these approvals are not conditions to the consummation of the merger.

     In addition, the consummation of the transactions contemplated by the
Merger Agreement is conditioned upon (i) no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions, (ii) the execution by and delivery to each party of each of the various transaction documents, (iii) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the Merger Agreement have been materially complied with by each party, (iv)
the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings and (v) Arpeggio's common stock being quoted on the OTC Bulletin Board or listed for trading on Nasdaq.

     HILL'S CONDITIONS TO CLOSING

     The obligations of Hill to consummate the transactions contemplated by the
Merger Agreement also are conditioned upon each of the following, among other things:

     (i) There shall have been no material adverse change in the assets, liabilities or financial condition of Arpeggio or its business since the date of the Merger Agreement; and

     (ii) The trust fund established for the benefit of the holders of
Arpeggio's Public Shares shall not contain less than $36,353,000 and shall be dispersed to Arpeggio immediately upon the closing, less amounts paid to
Arpeggio stockholders who have elected to convert their shares to cash in accordance with Arpeggio's certificate of incorporation.

     ARPEGGIO'S CONDITIONS TO CLOSING

     The obligations of Arpeggio to consummate the transactions contemplated by the Merger Agreement also are conditioned upon each of the following, among other things:

     (i) At the closing, there shall have been no material adverse change in the assets, liabilities or financial condition of Hill, its subsidiaries or their businesses since the date of the Merger Agreement;

     (ii) At the closing, Irvin E. Richter, David L. Richter, Hill's President
and Chief Operating Officer, and Stuart S. Richter, a Senior Vice President of
Hill, will enter into employment agreements with Arpeggio (which are described below).

                                        6

INDEMNIFICATION

     As Arpeggio's sole remedy for its rights to indemnification under the
Merger Agreement, there will be placed in escrow (with an independent escrow agent) from the shares of Arpeggio common stock to be issued upon consummation of the merger, a total of 12% of such shares ("Escrow Fund"). Of the shares placed in escrow, five-sixths thereof will be available for the satisfaction of all indemnification claims other than those relating to taxes and one-sixth thereof will be available solely for the satisfaction of tax indemnification claims. Any indemnification payments shall be paid solely from the shares placed in escrow or, at the election of a holder of the escrow shares, in cash paid by such holder in substitution for such shares. For purposes of satisfying an indemnification claim, shares of Arpeggio common stock will be valued at the average reported last sales price for the ten trading days ending on the last day prior to the day that the claim is paid. Claims for indemnification may be asserted by Arpeggio once the damages exceed $500,000 and are indemnifiable to the extent that damages exceed that amount. However, claims with respect to taxes and certain other matters are not subject to such threshold. Any shares of
Arpeggio common stock remaining in the Escrow Fund on December 31, 2010 shall be released to the persons entitled to them. Hill's stockholders will have voting rights with respect to the escrowed shares.

TERMINATION

     The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

     (i) By mutual written consent of Arpeggio and Hill;

     (ii) By either Arpeggio or Hill if the merger is not consummated on or before June 30, 2006;

     (iii) By either Arpeggio or Hill if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and nonappealable;

     (iv) By either Arpeggio or Hill if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; and

     (v) By either Arpeggio or Hill if, at the Arpeggio stockholder meeting, the
Merger Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Arpeggio's common stock or 20% or more of the Public Shares request conversion of their shares into the pro rata portion of the trust fund in accordance with Arpeggio's certificate of incorporation.

EMPLOYMENT AGREEMENTS

     In connection with the consummation of the Merger Agreement, Irvin E.
Richter, Hill's Chairman and Chief Executive Officer, David L. Richter, Hill's
President and Chief Operating

                                        7

Officer, and Stuart S. Richter, a Senior Vice President of Hill, will enter into employment agreements with Arpeggio providing for them to be employed in similar positions. Each employment agreement will be for a three-year term, subject to earlier termination in certain circumstances, and may be extended by mutual agreement of the executive and Arpeggio.

     The employment agreements provide for initial annual base salaries of
$850,000 for Irvin Richter, $450,000 for David Richter and $300,000 for Stuart
Richter. Each employment agreement also provides for the provision of certain additional ("fringe") benefits to the covered executive. The agreements for
Messrs. Irvin, David and Stuart Richter also require that Arpeggio continue providing health benefits for one year if their employment is terminated by
Arpeggio without cause except where comparable health insurance is available from a subsequent employer.

     The employment agreements provide that, in the event of the termination of an executive's employment by Arpeggio without cause (as defined in the employment agreement), Arpeggio will pay him a lump sum equal to: (i) with respect to Irvin Richter and David Richter, the remaining balance of his base salary for the remainder of the term of the agreement, but in no event less than one year's base salary, and (ii) in the case of Stuart Richter, 25% of his annual base salary then in effect. Each agreement also provides for the continuation of certain benefits upon such termination without cause.

     The employment agreements contain certain restrictive covenants that prohibit the executives from disclosing information that is confidential to
Arpeggio and its subsidiaries and generally prohibit them, during the employment term and for one year thereafter, from competing with Arpeggio and its subsidiaries and soliciting or hiring the employees of Arpeggio and its subsidiaries. The non-competition provision will remain in effect for four years from the closing date of the merger if the executive's employment is terminated for cause or if the executive voluntarily resigns.

ITEM 7.01 REGULATION FD DISCLOSURE

                              HILL AND ITS BUSINESS

     Hill is a privately-owned, independent construction management firm, providing both fee-based project management and construction claims resolution services to clients worldwide. Hill was founded in 1976 as a Massachusetts corporation and was reincorporated in Delaware in 1981. Hill is organized into two key operating divisions: the Project Management Group and the Construction
Claims Group.

PROJECT MANAGEMENT GROUP

     Hill's Project Management Group offers fee-based or "agency" construction management services to its clients, leveraging its construction claims expertise to identify potential trouble, difficulties and sources of delay on a construction project before they develop into costly problems. Hill is a fee-based consultant and does not assume project completion risk. Clients are typically billed a negotiated multiplier of the actual direct cost of each consultant assigned to a project, and Hill is reimbursed for all out-of-pocket expenses. As construction manager, Hill has managed all phases of the construction process from pre-design through completion. Services include program management, project management, project management oversight, troubled

                                        8

project turnaround, staff augmentation, estimating and cost management, project labor agreements and management consulting. Since its inception, Hill has managed more than 1,000 projects valued at more than $100 billion. The Project
Management Group accounted for approximately 82% of Hill's net revenue during the three quarters ended September 30, 2005.

     Hill has received nine Project Achievement Awards from the Construction
Management Association of America honoring its performance as construction manager on various projects. Industry publication Engineering News-Record recently ranked Hill as the 18th largest construction management firm in the
United States.

     Recent project management clients include:

     o    City of Philadelphia Division of Aviation

     o    Dubai International Properties

     o    Illinois State Toll Highway Authority

     o    Liberty Property Trust

     o    Merck & Co.

     o    Nakheel Corporation

     o    National Institutes of Health

     o    New Jersey Schools Construction Corp.

     o    New York City Department of Design and Construction

     o    Port Authority of New York and New Jersey

     o    Romanian Ministry of Finance

     o    Smithsonian Institution

     o    Sunoco

     o    U. S. Army Corps of Engineers

     o    U. S. Department of Energy

CONSTRUCTION CLAIMS GROUP

     Hill's Construction Claims Group advises clients in order to assist them in preventing or resolving claims and disputes based upon schedule delays, cost overruns and other problems on major construction projects worldwide. Hill's claims consulting services include claims preparation, analysis and review, litigation support, expert witness testimony, cost and damages assessment and delay/disruption analysis. Clients are typically billed based on an hourly rate for each consultant assigned to the project, and Hill is reimbursed for its out-of-pocket expenses. The Construction Claims Group accounted for approximately 18% of Hill's net revenue during the three quarters ended
September 30, 2005.

     Hill has helped resolve over 5,000 disputes valued in excess of $50 billion. Hill's claims consulting clients include participants on all sides of a construction project, including owners, contractors, subcontractors, architects, engineers, attorneys, lenders and insurance companies.

     Hill has been involved in resolving construction claims for many of the major construction projects in the world, including for the Channel Tunnel connecting the United Kingdom and France, as well as for the Petronas Twin
Towers in Kuala Lumpur, Malaysia.

                                        9

     Recent construction claims clients include:

     o    Abu Dhabi Public Works Dept.

     o    Bear Stearns

     o    Bechtel Group

     o    Bombardier Transportation

     o    Dubai Dept. of Civil Aviation

     o    General Electric Co.

     o    Honeywell

     o    Lexington Insurance Co.

     o    U.S. Federal Bureau of Prisons

     o    U. S. General Services Administration

REVENUE

     Much of Hill's revenue is tied to long-term contracts that generally have terms of 3-5 years, with some as long as 7-10 years.

ACQUISITIONS

     Since 1998, Hill has completed six acquisitions, three of which involved project management firms and three of which were focused on construction claims.
Four of these targets were U. S. based, one was headquartered in the U.K., and one had offices in both countries. Hill's management expects to continue considering targets for acquisition that could expand geographic coverage in the
U.S. and elsewhere, add additional end-market expertise or bolster existing operations.

     On December 1, 2005, Hill announced that it entered into a letter of intent to acquire Pickavance Consulting, Ltd., a U.K.-based claims consulting and delay analysis firm with offices in London and Hong Kong. This transaction is expected to close before the closing of the merger contemplated by the Merger Agreement, and is subject to conditions to closing customary for transactions of its kind.
Hill is also currently considering several possible acquisitions in the project management sector.

CONSTRUCTION INDUSTRY BACKGROUND

     Industry analysts identified by Hill have suggested that the outlook for the engineering and construction sector is better now that at any time over the last several years. These industry analysts expect that the industry should benefit from positive longer-term capital spending trends, as well as some positive cyclical spending trends in several key end-market sectors, including energy, power, chemicals, civil infrastructure, and government service. The unfortunate recent events in the U.S. Gulf region as well as recent legislation are expected to spur activity in the sector.

     Hill is already seeking to develop business based upon these industry trends. For instance, Hill has been indirectly retained by the Federal Emergency
Management Agency ("FEMA") to provide consulting services related to estimating the damage caused by Hurricane Katrina. In addition, the Pennsylvania Department of Transportation, the Illinois State Toll Highway Authority and other agencies have retained Hill on a variety of highway reconstruction

                                       10

projects. Hill is also working with Sunoco on several refinery projects and has been involved in the Iraq and Afghanistan reconstruction efforts.

     In addition, the construction management market in particular is growing rapidly. In its June 13, 2005 issue, Engineering News-Record reported that among
U.S.-based firms, program/construction management was a $6.76 billion market in
2004, up 14.3% from 2003. This included domestic project fees of $5.4 billion
(up 6.7% from 2003) and international project fees of $1.35 billion (up 59.7%
from 2003).

     HIGH BARRIERS TO ENTRY

     Firms compete for construction consulting projects based on each firm's reputation and past experience. In addition, the sales cycle for identifying and securing new business and then realizing revenue is long. It may take years for a firm to build a reputation and to accumulate a meaningful backlog that supports future growth. It is, therefore, difficult for new firms to break into the industry and gain meaningful market share.

     TREND TOWARDS OUTSOURCING PROJECT MANAGEMENT

     In many cases, the role of overseeing and managing construction projects has historically been performed in-house by the owners of the project. Because of the nature of construction projects, it is difficult to keep these internal departments busy at all times. Many governmental agencies, and many larger corporations that have focused on their core competencies in order to boost earnings, have increasingly outsourced the project management function to firms, such as Hill, that specialize in providing this service.

COMPETITION

     The construction management industry is highly competitive. Hill competes for contracts, primarily on the basis of technical capability, with numerous entities, including engineering firms, contractors, other "pure" construction management companies, other claims consulting firms, the "Big Four" and other accounting firms, management consulting firms, and other entities. Many of these competitors are large, well-established companies that have broader geographic scope and greater financial and other resources than Hill.

FACILITIES

     Hill's executive and operating offices are located at 303 Lippincott
Centre, Marlton, NJ 08053. The telephone number at Hill's executive office is
(856) 810-6200. Hill maintains 20 other offices, in New York, NY; Danbury, CT;
Trenton, NJ; Philadelphia, PA; Bensalem, PA; Washington, DC; Chicago, IL; San
Francisco, CA; London, UK; Manchester, UK; Athens, Greece; Bucharest, Romania;
Skopje, Macedonia; Dubai, UAE; Abu Dhabi, UAE; Doha, Qatar; Manama, Bahrain;
Sharq, Kuwait; Baghdad, Iraq; and Seoul, Korea.

     Hill maintains a website at www.hillintl.com. The information contained on
Hill's website is not a part of this Current Report, nor is it incorporated by reference into this Current Report.

                                       11

EMPLOYEES

     At October 31, 2005, Hill had 771 personnel. Of these individuals, 622 worked in Hill's Project Management Group, 111 worked in Hill's Construction
Claims Group and 38 worked in Hill's Corporate Group. Hill's personnel at
October 31, 2005 included 675 full-time employees, 80 part-time employees and 16 independent contractors. Hill's future success will depend partially on its ability to attract, retain and motivate qualified personnel. Hill is not a party to any collective bargaining agreement and it has not experienced any strikes or work stoppages. Hill considers its relationship with its employees to be satisfactory.

MANAGEMENT

     Hill is led by an experienced management team with significant experience in the construction industry. In addition to the officers listed below, Hill's operational team includes 13 Senior Vice Presidents and 37 Vice Presidents.

     IRVIN RICHTER, F.CMAA, CHAIRMAN & CHIEF EXECUTIVE OFFICER (60)

     Irvin Richter has been Chairman and Chief Executive Officer of Hill since
1991. He founded Hill in 1976. Mr. Richter has more than 30 years of experience advising clients with respect to construction contracts and claims. He has been involved in many of the major construction projects in the world, including the
Channel Tunnel; EPCOT; Reliance Oil Refinery; Athens Metro; King Khalid Military
City; Petronas Twin Towers; Washington Metro and the Alaska Gas Pipeline. Mr.
Richter is a member of the World Presidents' Organization and the Construction
Industry Round Table. He is a past member of the Board of Trustees of Rutgers
University, the Board of Directors of the Construction Management Association of
America (CMAA), and the Board of Governors of Temple University Hospital. Mr.
Richter has been honored as a Distinguished Alumnus by Wesleyan University and
Rutgers University School of Law at Camden, and he was selected as a Fellow by the CMAA for his contributions to the construction management industry. Mr.
Richter holds a B.A. in Government from Wesleyan University and a J.D. from
Rutgers University School of Law at Camden.

     DAVID RICHTER, PRESIDENT & CHIEF OPERATING OFFICER (39)

     David Richter has been President and Chief Operating Officer of Hill since
April 2004. He has management responsibility for all of Hill's business operations, as well as oversight of Hill's administration, human resources, information technology, marketing and legal departments. Prior to his current position, Mr. Richter was President of Hill's Project Management Group from
April 2001 to March 2004, and prior to that he was Hill's General

                                       12

Counsel since April 1995. Prior to joining Hill, Mr. Richter was an attorney with the New York City law firm of Weil, Gotshal & Manges, LLP. He is a member of the Young Presidents' Organization and a member of the Board of Directors of the CMAA. Mr. Richter earned his B.S. in Management, his B.S.E. in Civil
Engineering, and his J.D. from the University of Pennsylvania. David Richter is the son of Irvin Richter.

     RONALD EMMA, CPA, SENIOR VICE PRESIDENT OF FINANCE (54)

     Ronald Emma has been the Senior Vice President of Finance at Hill since
1999. In this capacity, Mr. Emma's primary responsibilities include the management of internal financial control and planning. Prior to joining Hill in
1980, Mr. Emma was the Assistant Controller of General Energy Resources Inc., a
holding company for seven mechanical contracting companies specializing in power piping. In this capacity, he was involved in the management of all financial areas, including financial planning, cash control and current operating results.
In addition, Mr. Emma was a Staff Accountant for Haskins & Sells CPAs. Mr. Emma
has a B.S. in Accounting from St. Joseph's University. He is a Certified Public
Accountant, certified by the State of New Jersey. Mr. Emma is also a member of the American Institute of Certified Public Accountants and the New Jersey State
Society of Certified Public Accountants.

     RAOUF GHALI, PRESIDENT, PROJECT MANAGEMENT GROUP (INTERNATIONAL) (44)

     Raouf Ghali has been President of Hill's international project management operations since April 2005. Prior to that, from June 2001 to April 2005, he was a Senior Vice President at Hill. Prior to June 2001, he was a Vice President at
Hill. Mr. Ghali has over 18 years of domestic and international experience in construction management, project cost control, financial analysis, planning and scheduling, procurement and contract administration, claims analysis, accounting and procurement. He has worked on commercial office buildings, hotels, resorts, government facilities, defense facilities, food processing facilities, and theme parks. Prior to joining Hill, Mr. Ghali worked with EuroDisney. Mr. Ghali has a
B.S. degree in Business Administration/Economics and an M.S. in Business
Organizational Management from the University of LaVerne and is fluent in five languages.

     FREDERIC SAMELIAN, PMP, PRESIDENT, CONSTRUCTION CLAIMS GROUP (58)

     Frederic Samelian has been President of Hill's Construction Claims Group since December 2004. Prior to that, he was a Senior Vice President at Hill since
March 2003. Mr. Samelian is a recognized expert in both project management and construction claims services. Prior to joining Hill, Mr. Samelian was a founder and Partner with CONEX International, a construction dispute resolution firm.
Prior to that he was a Director with PricewaterhouseCoopers LLP where he managed their construction claims consulting practice in Southern California. Mr.
Samelian is a certified Project Management Professional, and he earned a B.A. in
International Affairs from George Washington University, and an M.B.A. from
Southern Illinois University.

FINANCIAL INFORMATION

     The financial information included in Exhibit 99.2 to this Report was prepared by Hill as a private company in accordance with United States generally accepted accounting principles and may not be in compliance with SEC Regulation
S-X.

                                       13

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits:

Exhibit   Description
-------   -----------
10.1      Merger Agreement dated December 5, 2005 among Arpeggio Acquisition
          Corporation, Hill International, Inc. and the Stockholders of Hill
          International, Inc.

10.2      Form of Voting Agreement among Arpeggio Acquisition Corporation, the stockholders of Hill International, Inc. and certain security holders of Arpeggio Acquisition Corporation.

10.3      Form of Lock-Up Agreement to be executed by the Stockholders of Hill
          International, Inc.

10.4      Form of Escrow Agreement among Arpeggio Acquisition Corporation, Irvin
          E. Richter, as the Stockholders' Representative, and Continental Stock
          Transfer & Trust Company, as Escrow Agent.

10.5      Form of Employment Agreement between Arpeggio Acquisition Corporation and Irvin E. Richter.

10.6      Form of Employment Agreement between Arpeggio Acquisition Corporation and David L. Richter.

10.7      Form of Employment Agreement between Arpeggio Acquisition Corporation and Stuart S. Richter.

99.1      Press release of Arpeggio Acquisition Corporation dated December 5,
          2005 (including unaudited financial information regarding Hill
          International, Inc.)

99.2      Certain unaudited consolidated financial statements of Hill
          International, Inc. and its subsidiaries.

99.3      Slide Show Presentation

                                       14

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2005                 ARPEGGIO ACQUISITION CORPORATION

                                        By: /s/ Eric Rosenfeld
                                            ------------------------------------
                                        Name: Eric Rosenfeld
                                        Title: Chairman of the Board
                                               and Chief Executive Officer

                                       15